As filed with the Securities and Exchange Commission on September 3, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 2, 2015

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 2, 2015, B&G Foods, Inc., B&G Foods North America, Inc., a wholly owned operating subsidiary of B&G Foods, and General Mills, Inc. entered into an asset purchase agreement, pursuant to which B&G Foods North America has agreed to acquire the Green Giant and Le Sueur shelf stable and frozen vegetable business from General Mills for a purchase price of $765.0 million in cash plus an inventory adjustment at closing. B&G Foods is guarantying the obligations of B&G Foods North America under the agreement.

The asset purchase agreement contains customary representations, warranties, covenants and indemnification provisions, including an agreement for General Mills to provide certain transition services associated with the acquired business for up to 12 months following closing and an additional agreement for General Mills to manufacture for B&G Foods North America certain Green Giant and Le Sueur products for up to 24 months following closing.  Subject to regulatory approval and the satisfaction of customary closing conditions set forth in the asset purchase agreement, B&G Foods expects the acquisition to close during the fourth quarter of 2015.

None of B&G Foods, B&G Foods North America or any of their affiliates, or any director or officer of B&G Foods or B&G Foods North America, or any associate of any such director or officer, has any material relationship with General Mills.  The terms of the asset purchase agreement, including the purchase price, were determined by arm’s length negotiations between B&G Foods and General Mills.

B&G Foods expects to fund the acquisition and related fees and expenses with additional revolving loans and new incremental terms loans under its existing credit facility.

The asset purchase agreement has been filed as Exhibit 2.1 to this report to provide investors and securities holders with information regarding its terms.  It is not intended to provide any other factual information about the parties to the asset purchase agreement or the Green Giant or Le Sueur brands.  The asset purchase agreement contains representations and warranties that the parties to the asset purchase agreement made solely for the benefit of each other.  The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the asset purchase agreement.  In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the asset purchase agreement or as of such other date or dates as may be specified in the asset purchase agreement.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the asset purchase agreement, which subsequent information may or may not be fully reflected in B&G Foods’ public disclosures.  Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 7.01.  Regulation FD Disclosure.

On September 3, 2015, B&G Foods issued a press release announcing the execution and delivery of the asset purchase agreement described above.  The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

B&G Foods will host a live conference call to discuss this transaction at 9:00 a.m. ET on September 3, 2015.  As stated in the press release, the conference call will be webcast live from B&G Foods’ website at http://www.bgfoods.com under “Investor Relations—Company Overview.”  The conference call may also be accessed by telephone at the phone numbers set forth in the press release.  B&G Foods plans to use a slide presentation during the conference call.  The information contained in the slide presentation, which is attached to this report as Exhibit 99.2, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1

Asset Purchase Agreement, dated as of September 2, 2015, among General Mills, Inc., B&G Foods North America, Inc., and B&G Foods, Inc. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement are not filed herewith. The Asset Purchase Agreement identifies such schedules and exhibits, including the general nature of their content. B&G Foods undertakes to provide such schedules and exhibits to the SEC upon request.

99.1	Press Release dated September 3, 2015, furnished pursuant to Item 7.01

99.2	Slide Presentation dated September 3, 2015, furnished pursuant to Item 7.01

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: September 3, 2015	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary